23 (h)(2)c
Amendment to Expense Limitation Agreement dated May 1, 2008

AMENDMENT TO EXPENSE LIMITATION AGREEMENT
This Amendment is made as of May 1, 2008 to the Expense Limitation Agreement, dated January 1, 2006 by and between Transamerica Asset Management, Inc. and AEGON/Transamerica Series Trust.
Name Change of the Trust: Any reference to AEGON/Transamerica Series Trust will now be revised to mean Transamerica Series Trust (the “Trust”), effective May 1, 2008.
Revised Schedule A and B — Name Changes of the Series of the Trust: Schedule A and Schedule B are replaced in their entirety with the revised Schedule A and Schedule B attached, effective May 1, 2008.
     In all other respects, the Expense Limitation Agreement dated January 1, 2006 is confirmed and remains in full force and effect. The parties hereto have caused this amendment to be executed as of May 1, 2008.

TRANSAMERICA ASSET MANAGEMENT, INC.

By: Name: Title:	/s/ T. Gregory Reymann, II T. Gregory Reymann, II Senior Vice President and Chief Compliance Officer

TRANSAMERICA SERIES TRUST

By:	/s/ Dennis P. Gallagher

Name: Title:	Dennis P. Gallagher Vice President, General Counsel and Secretary

SCHEDULE A
TRANSAMERICA SERIES TRUST — OPERATING EXPENSE LIMITS
This Agreement relates to the following Funds of the Company as of May 1, 2008:

	MAXIMUM OPERATING	EXPENSE
FUND NAME	EXPENSE LIMIT	LIMIT
Transamerica American Century Large Company Value VP	April 30, 2009	1.35%
Transamerica Asset Allocation — Conservative VP	April 30, 2009	0.25%
Transamerica Asset Allocation — Growth VP	April 30, 2009	0.25%
Transamerica Asset Allocation — Moderate Growth VP	April 30, 2009	0.25%
Transamerica Asset Allocation — Moderate VP	April 30, 2009	0.25%
Transamerica Balanced VP	April 30, 2009	1.40%
Transamerica BlackRock Large Cap Value VP	April 30, 2009	1.00%
Transamerica Capital Guardian Global VP	April 30, 2009	1.32%
Transamerica Capital Guardian U.S. Equity VP	April 30, 2009	1.01%
Transamerica Capital Guardian Value VP	April 30, 2009	0.87%
Transamerica Clarion Global Real Estate Securities VP	April 30, 2009	1.00%
Transamerica Convertible Securities VP	April 30, 2009	1.25%
Transamerica Equity VP	April 30, 2009	0.85%
Transamerica Equity II VP	April 30, 2009	0.30%
Transamerica Federated Market Opportunity VP	April 30, 2009	1.00%
Transamerica Growth Opportunities VP	April 30, 2009	1.15%
Transamerica Index 50 VP	April 30, 2009	0.37%
Transamerica Index 75 VP	April 30, 2009	0.37%
Transamerica International Moderate Growth VP	April 30, 2009	0.25%
Transamerica Jennison Growth VP	April 30, 2009	0.94%
Transamerica JPMorgan Core Bond VP	April 30, 2009	0.70%
Transamerica JPMorgan Enhanced Index VP	April 30, 2009	0.84%
Transamerica JPMorgan Mid Cap Value VP	April 30, 2009	1.00%
Transamerica Legg Mason Partners All Cap VP	April 30, 2009	0.90%
Transamerica Marsico Growth VP	April 30, 2009	1.00%
Transamerica MFS High Yield VP	April 30, 2009	1.05%
Transamerica MFS International Equity VP	April 30, 2009	1.125%
Transamerica Money Market VP	April 30, 2009	0.57%
Transamerica Munder Net50 VP	April 30, 2009	1.00%
Transamerica PIMCO Total Return VP	April 30, 2009	1.20%
Transamerica Science & Technology VP	April 30, 2009	0.98%
Transamerica Small/Mid Cap Value VP	April 30, 2009	0.89%
Transamerica Strategic Selection Fund VP	April 30, 2009	0.10%
Transamerica T. Rowe Price Equity Income VP	April 30, 2009	0.88%
Transamerica T. Rowe Price Growth Stock VP	April 30, 2009	0.89%
Transamerica T. Rowe Price Small Cap VP	April 30, 2009	1.00%
Transamerica Templeton Global VP	April 30, 2009	1.00%
Transamerica Third Avenue Value VP	April 30, 2009	1.00%
Transamerica U.S. Government Securities VP	April 30, 2009	0.63%
Transamerica Value Balanced VP	April 30, 2009	1.00%
Transamerica Van Kampen Active International Allocation VP	April 30, 2009	1.07%
Transamerica Van Kampen Large Cap Core VP	April 30, 2009	0.84%
Transamerica Van Kampen Mid-Cap Growth VP	April 30, 2009	1.00%

SCHEDULE B
TRANSAMERICA SERIES TRUST — FUNDS SUBJECT TO EXPENSE REIMBURSEMENT
FUND NAME
Transamerica American Century Large Company Value VP
Transamerica Asset Allocation — Conservative VP
Transamerica Asset Allocation — Growth VP
Transamerica Asset Allocation — Moderate Growth VP
Transamerica Asset Allocation — Moderate VP
Transamerica Balanced VP
Transamerica BlackRock Large Cap Value VP
Transamerica Capital Guardian Global VP
Transamerica Capital Guardian U.S. Equity VP
Transamerica Capital Guardian Value VP
Transamerica Clarion Global Real Estate Securities VP
Transamerica Convertible Securities VP
Transamerica Equity VP
Transamerica Equity II VP
Transamerica Federated Market Opportunity VP
Transamerica Growth Opportunities VP
Transamerica Index 50 VP
Transamerica Index 75 VP
Transamerica International Moderate Growth VP
Transamerica Jennison Growth VP
Transamerica JPMorgan Core Bond VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JPMorgan Mid Cap Value VP
Transamerica Legg Mason Partners All Cap VP
Transamerica Marsico Growth VP
Transamerica MFS High Yield VP
Transamerica MFS International Equity VP
Transamerica Money Market VP
Transamerica Munder Net50 VP
Transamerica PIMCO Total Return VP
Transamerica Science & Technology VP
Transamerica Small/Mid Cap Value VP
Transamerica Strategic Selection Fund VP
Transamerica T. Rowe Price Equity Income VP
Transamerica T. Rowe Price Growth Stock VP
Transamerica T. Rowe Price Small Cap VP
Transamerica Templeton Global VP
Transamerica Third Avenue Value VP
Transamerica U.S. Government Securities VP
Transamerica Value Balanced VP
Transamerica Van Kampen Active International Allocation VP
Transamerica Van Kampen Large Cap Core VP
Transamerica Van Kampen Mid-Cap Growth VP